Exhibit 4.1

INDIANAPOLIS POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

________

Seventy-Third Supplemental Indenture

________

Dated as of August 1, 2025

ESTABLISHING FIRST MORTGAGE BONDS,

5.050% Series, Due 2035

i

TABLE OF CONTENTS*

of

SEVENTY-THIRD SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

-------------------

*Table of Contents is not part of this Seventy-Third Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

ii

EXHIBITS

EXHIBIT A	Certificate of Beneficial Ownership
EXHIBIT B	DTC Legend
EXHIBIT C	Regulation S Certificate
EXHIBIT D	Restricted Legend
EXHIBIT E	Rule 144A Certificate
EXHIBIT F	Temporary Offshore DTC Legend

THIS SEVENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of August 1, 2025, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to The Bank of New York Mellon Trust Company, N.A., successor to American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964, as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, as of June 1, 2007, as of May 1, 2009 (three), as of August 1, 2011 (two), as of November 1, 2011, as of June 1, 2013, as of June 1, 2014, as of September 1, 2015, as of May 1, 2016, as of December 1, 2016, as of November 1, 2018, as of December 1, 2020 (two), as of July 1, 2021 (two), as of November 15, 2022, and as of March 1, 2024; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its “First Mortgage Bonds, 5.050% Series, Due 2035” (the bonds of said series being hereinafter sometimes referred to as the “2035 Bonds”), limited to the aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000); and

WHEREAS, all things necessary to make the 2035 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Seventy-Third Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Seventy-Third  Supplemental Indenture, and the terms of the 2035 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Seventy-Third Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2035 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Seventy-Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Seventy-Third Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Benton, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.

[Reserved]

PART III.

INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.

OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2.  Capitalized terms not otherwise defined in this Seventy-Third Supplemental Indenture shall have the following meanings:

“Agent Member” means a member of, or a participant in, the Depositary.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit A.

“Certificated Bond” means a 2035 Bond in registered individual form without interest coupons that is not a Global Bond.

“Clearstream” means Clearstream Banking SA and its successors.

“Depositary” means the depositary of each Global Bond, which will initially be DTC or its nominee.

“DTC” means The Depository Trust Company, a New York Corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit B.

“Electronic Means” means the following communications methods: S.W.I.F.T.,
e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Euroclear” means Euroclear Bank S.A./N.V., and its successors and assigns, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Bond” means a 2035 Bond in registered global form without interest coupons.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the 2035 Bonds by the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a senior vice president or vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Offshore Global Bond” means a Global Bond representing 2035 Bonds issued and sold pursuant to Regulation S.

“Permanent Offshore Global Bond” means an Offshore Global Bond that does not bear the Temporary Offshore DTC Legend.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Legend” means the legend set forth in Exhibit D.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the person making such certification (x) is acquiring such 2035 Bond (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Securities Act” means the Securities Act of 1933, as amended.

“Temporary Offshore Global Bond” means an Offshore Global Bond that bears the Temporary Offshore DTC Legend.

“Temporary Offshore DTC Legend” means the legend set forth in Exhibit F.

“U.S. Global Bond” means a Global Bond that bears the Restricted Legend representing 2035 Bonds issued and sold pursuant to Rule 144A.

SECTION 3. (a)  There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Three Hundred Fifty Million Dollars ($350,000,000) to be issued under and secured by the Mortgage, to be designated “5.050% Series, Due 2035”, each of which shall also bear the descriptive title ‘‘First Mortgage Bonds’’; said 2035 Bonds shall mature on August 15, 2035, and shall be issued only as fully registered bonds without coupons in the denomination of two thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; said 2035 Bonds shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2035 Bonds to but excluding the date on which interest is paid, at the rate per annum designated in the title thereof; interest shall be payable in arrears semi-annually, on February 15 and August 15 of each year commencing February 15, 2026, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The person in whose name any such 2035 Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such 2035 Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or on behalf of the Company by notice mailed to the holders of the 2035 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, whether or not such day shall be a business day.

(b)       The Bank of New York Mellon Trust Company, N.A. is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2035 Bonds.  All reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2035 Bonds shall be to The Bank of New York Mellon Trust Company, N.A.  In the event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor paying agent for all such purposes shall be appointed by the Board of Directors of the Company.  The Bank of New York Mellon Trust Company, N.A. is hereby designated and appointed the office and agency of the Company for the registration, transfer and exchange of such bonds.  All reference herein to the office or agency of the Company for the registration, transfer or exchange of the 2035 Bonds shall be to The Bank of New York Mellon Trust Company, N.A. In the event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for the registration, transfer and exchange of the 2035 Bonds shall be appointed by the Board of Directors of the Company.

(c)       The 2035 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

(d)       The 2035 Bonds shall be limited to an aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

(e)    (1) Except as otherwise provided in paragraph (f), Section 6(b)(3) or (c), or Section 5(b)(4), each 2035 Bond (other than a Permanent Offshore Bond) will bear the Restricted Legend.

(2) Each Global Bond will bear the DTC Legend.

(3) Each Temporary Offshore Global Bond will bear the Temporary Offshore DTC Legend.

(4) 2035 Bonds initially offered and sold in reliance on Regulation S will be issued as provided in Section 7(a).

(f)       If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a 2035 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the 2035 Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel such 2035 Bond and issue to the holder thereof (or to its transferee) a new 2035 Bond of like tenor and amount, registered in the name of the holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee, upon receipt of such new 2035 Bond from the Company, will comply with such instruction.

(g)       By its acceptance of any 2035 Bond bearing the Restricted Legend (or any beneficial interest in such a 2035 Bond), each holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2035 Bond (and any such beneficial interest) set forth in this Seventy-Third Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2035 Bond (and any such beneficial interest) only in accordance with the Mortgage, as supplemented by this Seventy-Third Supplemental Indenture, and such legend.

(h)       A 2035 Bond will not be valid until the Trustee manually or electronically signs the certificate of authentication on the 2035 Bond, with the signature conclusive evidence that the 2035 Bond has been authenticated under this Seventy-Third Supplemental Indenture.

(i)       At any time and from time to time after the execution and delivery of this Seventy-Third Supplemental Indenture, the Company may deliver 2035 Bonds executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver 2035 Bonds for original issue in the aggregate principal amount not to exceed Three Hundred Fifty Million Dollars ($350,000,000).

SECTION 4.    Except as provided in this Section 4, the 2035 Bonds shall not be redeemable.

Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 4, the 2035 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2035 Bonds as to be redeemed and accrued interest to the date of redemption.

  Upon the notice and in the manner and with the effect provided in this Section 4, the 2035 Bonds shall be redeemable prior to May 15, 2035 (three months prior to the maturity date) (the “Par Call Date”), at the option of the Company, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the 2035 Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

As used in this Section 4, “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United

States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

On or after the Par Call Date, the Company may redeem the 2035 Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company’s actions and determinations in determining the redemption price in accordance with the foregoing shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to determine or calculate the redemption price.

The notice required for the redemption of the 2035 Bonds shall be as provided in Section 59 of the Mortgage and applicable procedures of the Depositary. If the redemption price is not known at the time such notice is to be given, such notice shall include the formula by which the redemption price will be determined and the actual redemption price, calculated as described in the terms of the 2035 Bonds, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two business days prior to the redemption date.

Notice of any redemption of the 2035 Bonds may, at the Company’s discretion, be given prior to the completion of a corporate transaction (including a sale of the Company’s common stock, an incurrence of indebtedness or other corporate transaction) and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

If fewer than all the 2035 Bonds are to be redeemed, selection of 2035 Bonds for redemption will be made by the Trustee in the manner specified in the Mortgage.

Unless the Company defaults in payment of the redemption price, from and after the date of redemption, the 2035 Bonds or portions thereof called for redemption will cease to bear interest, and the holders of the 2035 Bonds will have no right in respect of the 2035 Bonds except the right to receive the redemption price.

No sinking fund is provided for the 2035 Bonds.

SECTION 5.  (a) The 2035 Bonds will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4) of this Section 5, the 2035 Bonds will be issued in global form only. The Company shall cause the agent for the registration, transfer and exchange named in Section 3(b) (the “Transfer Agent”) to maintain a register (the “Register”) of the 2035 Bonds, for registering the record ownership of 2035 Bonds by the holders thereof and transfers and exchanges of 2035 Bonds.

(b)    (1) Each Global Bond will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereon will bear the DTC Legend.

(2) Each Global Bond will be delivered to the Transfer Agent as custodian for the Depositary. Transfers of a Global Bond (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 5(b)(4) and (ii) transfers of portions thereof in the form of Certificated Bonds may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 6.

(3) Agent Members will have no rights under the Mortgage or this Seventy-Third Supplemental Indenture with respect to any Global Bond held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Bond through an Agent Member) to take any action which a holder is entitled to take under the Mortgage or this Seventy-Third Supplemental Indenture or the 2035 Bonds, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Bond and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) a completed default (as defined in the Mortgage) has occurred and is continuing and the Transfer Agent has received a request from the Depositary, or (z) the Company determines that the 2035 Bonds will no longer be represented by Global Bonds, the Company will prepare, execute and deliver to the Transfer Agent, and upon receipt the Transfer Agent will promptly exchange each beneficial interest in each Global Bond for one or more Certificated Bonds of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Transfer Agent by the Depositary, and thereupon each Global Bond will be deemed canceled. If a Global Bond does not bear the Restricted Legend, then the Certificated Bonds issued in exchange therefor will not bear the Restricted Legend. If a Global Bond bears the Restricted Legend, then the Certificated Bonds issued in exchange therefor will bear the Restricted Legend, provided that any holder of any such Certificated Bond issued in exchange for a beneficial interest in a Temporary Offshore Global Bond will have the right upon presentation to the Transfer Agent, with a copy to the Company, of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Bond for a Certificated Bond of like tenor and amount that does not bear the Restricted Legend, registered in the name of such holder, and the Company will prepare, execute and deliver such Certificated Bond to the Transfer Agent.

(c)       A holder may transfer a 2035 Bond (or a beneficial interest therein) to another person or exchange a 2035 Bond (or a beneficial interest therein) for another 2035 Bond or 2035 Bonds of any authorized denomination by presenting to the Transfer Agent, with a copy to the Company, a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 6. The Company will prepare, execute and deliver such 2035 Bond to the Transfer Agent, and upon receipt the Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Transfer Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in the Register and

(y) the Company and the Transfer Agent will not be required (i) to issue, register the transfer of or exchange any 2035 Bond for a period of ten (10) days before any interest payment date of such bonds, (ii) to issue, register the transfer of or exchange any 2035 Bond for a period of fifteen (15) days before a selection of 2035 Bonds to be redeemed or purchased, (iii) to register the transfer of or exchange any 2035 Bond so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any 2035 Bond not being redeemed or purchased, or (iv) if a redemption or a purchase is to occur after a record date but on or before the corresponding interest payment date, to register the transfer of or exchange any 2035 Bond on or after the record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name any 2035 Bond is registered as the owner and holder thereof for all purposes (whether or not the 2035 Bond is overdue), and will not be affected by notice to the contrary.

(d)       From time to time the Company will execute and the Trustee will authenticate additional 2035 Bonds as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

(e)       No service charge will be imposed in connection with any transfer or exchange of any 2035 Bond, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(f)     (1) If a beneficial interest in a Global Bond is transferred or exchanged for a beneficial interest in another Global Bond, the Transfer Agent will (x) record a decrease upon its official records in the principal amount of the Global Bond being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) upon its official records record a like increase in the principal amount of the other Global Bond. Any beneficial interest in one Global Bond that is transferred to a person who takes delivery in the form of an interest in another Global Bond, or exchanged for an interest in another Global Bond of the same series, will, upon transfer or exchange, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

(2) If a Certificated Bond is transferred or exchanged for another Certificated Bond, the Transfer Agent will (x) cancel the Certificated Bond being transferred or exchanged, (y) deliver one or more new Certificated Bonds in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Certificated Bond (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Bond) deliver to the holder thereof one or more Certificated Bonds in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Bond, registered in the name of the holder thereof.

SECTION 6.  (a) The transfer or exchange of any 2035 Bond (or a beneficial interest therein) may only be made in accordance with this Section and Section 5 and, in the case of a Global Bond (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)       Subject to paragraph (c), the transfer or exchange of any 2035 Bond (or a beneficial interest therein) of the type set forth in column A below for a 2035 Bond (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Bond U.S. Global Bond U.S. Global Bond Certificated Bond Certificated Bond Certificated Bond Offshore Global Bond Offshore Global Bond Offshore Global Bond	U.S. Global Bond Offshore Global Bond Certificated Bond Certificated Bond U.S. Global Bond Offshore Global Bond U.S. Global Bond Offshore Global Bond Certificated Bond	(1) (2) (3) (3) (4) (2) (4) (1) (3)

(1) No certification is required.

(2) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Regulation S Certificate.

(3) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or (z) an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the holder of a 2035 Bond that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Transfer Agent or (ii) a 2035 Bond that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Transfer Agent will deliver a Certificated Bond that does not bear the Restricted Legend.

(4) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Rule 144A Certificate.

(c)       No certification is required in connection with any transfer or exchange of any 2035 Bond (or a beneficial interest therein)

(1) after such 2035 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Transfer Agent with an Officer’s Certificate to that effect, and the Company may require from any person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Bond delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)       The Transfer Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2035 Bond (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Transfer Agent.

(e)       Neither the Trustee nor the Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Mortgage or this Seventy-Third Supplemental Indenture or under applicable law with respect to any transfer of any interest in any 2035 Bonds (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Bond) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Seventy-Third Supplemental Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)       The Company, the Trustee, and the Transfer Agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the Securities and Exchange Commission from time to time thereunder, and applicable state securities laws.

SECTION 7.  (a) Each 2035 Bond originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Bonds that bear the Temporary Offshore DTC Legend.

(b)       An owner of a beneficial interest in a Temporary Offshore Global Bond (or a person acting on behalf of such an owner) may provide to the Transfer Agent (and the Transfer Agent will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Transfer Agent will not accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Transfer Agent will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Bond, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Bond by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Bond by the amount of such beneficial interest.

(c)       Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Bond may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

SECTION 8.  The 2035 Bonds, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[FORM OF FACE OF 2035 BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 5.050% Series, Due 2035

Due August 15, 2035

No. ___	$___________

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ‘‘Company’’), for value received, hereby promises to pay ______ or registered assigns, on August 15, 2035, at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, ___________________ Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid, from August 13, 2025, through but excluding the date on which interest is paid, at the rate of five and five one-hundredths percent (5.050%) per annum in like lawful money at said office or agency on February 15 or August 15 in each year commencing February 15, 2026, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close, until the Company’s obligation with respect to the payment of such principal shall have been discharged.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable hereunder on February 15 and August 15 will, subject to the exception provided in Section 3 of the Seventy-Third Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date, whether or not such day shall be a business day.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE SUBSEQUENT PAGES HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.050% Series, Due 2035 (herein called the ‘‘2035 Bonds’’) limited in aggregate principal amount to Three Hundred Fifty Million Dollars ($350,000,000) and established by a Seventy-Third Supplemental Indenture dated as of August 1, 2025, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ‘‘Mortgage’’), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

The 2035 Bonds are subject to redemption as provided in Section 4 of the Seventy-Third Supplemental Indenture, to which reference is made for full description of redemption provisions and prices.

[FORM OF SUBSEQUENT PAGES OF BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.050% Series, Due 2035

Due August 15, 2035

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2035 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2035 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Seventy-Third Supplemental Indenture, the principal of, and premium, if any, and interest on this 2035 Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2035 Bond is issuable only in full registered form without coupons in denominations of Two Thousand Dollars ($2,000) and any larger denomination which is a whole multiple of One Thousand Dollars ($1,000).

The 2035 Bonds shall be transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company for such purpose in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2035 Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Seventy-Third Supplemental Indenture.

Upon redemption of this 2035 Bond in part and surrender thereof at the office or agency of the Company for such purpose in the City of Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2035 Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage (the “Trustee”), or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents, by his or her signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT COMPANY

Dated	By

Attest:

By_____________________________

[FORM OF TRUSTEE’S CERTIFICATE ON BONDS]

Trustee’s Certificate

This 2035 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Seventy-Third Supplemental Indenture thereto.

Dated_______________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By
Authorized Signature

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this bond the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

□ (1) This bond is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Seventy-Third Supplemental Indenture is being furnished herewith.

□ (2) This bond is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit C to the Seventy-Third Supplemental Indenture is being furnished herewith.

or

□ (3) This bond is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this bond and the Seventy-Third Supplemental Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this bond in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Seventy-Third Supplemental Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[2]
By:
To be executed by an executive officer

[2]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the transfer agent, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[END OF 2035 BOND FORM]

SECTION 9. Until the 2035 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2035 Bonds in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 10. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds under such Supplemental Indentures shall not apply to nor be for the benefit of the 2035 Bonds, and the Company reserves the right, without any consent of, or other action by, the holder of the 2035 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2035 Bonds the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 11. The Company covenants that, so long as any of the 2035 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 12.  The Company shall furnish to the holders or beneficial holders of the 2035 Bonds and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such 2035 Bonds are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these 2035 Bonds have not been owned by the Company or an affiliate of the Company.

SECTION 13. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Seventy-Third Supplemental Indenture or of the 2035 Bonds issued hereunder.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holders pursuant to this Indenture unless and until such Holders shall have offered to the Trustee security or indemnity satisfactory in form and substance to the Trustee against the costs, expenses or liabilities which might be incurred by the Trustee’s compliance with such request or direction. The Trustee may execute any of the trusts or powers hereof and perform any of its duties directly or by or through attorneys or agents and shall not be answerable for the misconduct or negligence of any attorney or agent if appointed with due care. In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility. Delivery of reports, information and documents to the Trustee pursuant to Section 52 of the Original Mortgage is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates of officers of the Company).

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to any of the indenture documents and delivered using Electronic Means, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees:  (i) to assume all risks arising out of the use of such Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 14. Whenever in this Seventy-Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Seventy-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 15. Nothing in this Seventy-Third Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Seventy-Third Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Seventy-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds outstanding under the Mortgage.

SECTION 16. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2035 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Seventy-Third Supplemental Indenture.

SECTION 17. This Seventy-Third Supplemental Indenture is dated as of August 1, 2025, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 18. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE MORTGAGE OR THE 2035 BONDS.

(signature pages to follow)

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT
COMPANY

By	/s/ Brandi Davis-Handy
Brandi Davis-Handy,
President

(SEAL)

Attest:

By:         /s/ Brian R. Hylander,

       Brian R. Hylander,

       Vice President, General Counsel and Secretary

[Signature Page to Seventy-Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Terence Rawlins
Terence Rawlins,
Authorized Officer

[Signature Page to Seventy-Third Supplemental Indenture]

STATE OF INDIANA               )

      )  SS:

COUNTY OF MARION           )

On this 7th day of August, in the year 2025, before me, a Notary Public in and for the County and State aforesaid, personally came Brandi Davis-Handy, President of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Brandi Davis-Handy. Said Brandi Davis-Handy being by me duly sworn did depose and say that the said Brandi Davis-Handy is President of said Indianapolis Power & Light Company; that she knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order; and she acknowledged the execution of said instrument on behalf of said corporation to be her free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of August, 2025.

/s/ Angela T. Thompson
Angela T. Thompson
Notary Public

My Commission Expires:

12/15/2032

________________________

My County of Residence is:

Marion

(NOTARIAL SEAL)

[Signature Page to Seventy-Third Supplemental Indenture]

STATE OF INDIANA               )

       )  SS:

COUNTY OF MARION             )

On this 7th day of August, in the year 2025, before me, a Notary Public in and for the County and State aforesaid, personally came Brian R. Hylander, Vice President, General Counsel and Secretary of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice President, General Counsel and Secretary. Said Brian R. Hylander being by me duly sworn did depose and say that the said Brian R. Hylander is Vice President, General Counsel and Secretary of said Indianapolis Power & Light Company; that he knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order; and he acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of August, 2025.

/s/ Angela T. Thompson
Angela T. Thompson
Notary Public

My Commission Expires:

12/15/2032

_______________________

My County of Residence is:

Marion

(NOTARIAL SEAL)

[Signature Page to Seventy-Third Supplemental Indenture]

STATE OF FLORIDA      )

                             )  SS:

COUNTY OF DUVAL      )

On this 7th day of August, in the year 2025, before me, a Notary Public in and for the State aforesaid, personally came Terence Rawlins, Authorized Officer of The Bank of New York Mellon Trust Company, N.A., the national banking association described in and which executed the foregoing instrument, to me personally known or on the basis of sufficient identification proved to be such Authorized Officer. Said Terence Rawlins, being by me sworn did depose and say that he or she is an Authorized Officer of The Bank of New York Mellon Trust Company, N.A.; that he or she signed his or her name thereto by authority of the Board of Directors of said national banking association; and he or she acknowledged the execution of said instrument on behalf of said national banking association to be his or her free and voluntary act and deed and the free and voluntary act and deed of said national banking association, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of August, 2025.

/s/ Lori-Ann T. Soriano
Lori-Ann T. Soriano,
Notary Public

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

/s/  R. Alexander Swider

This instrument was prepared by
R. Alexander Swider, Barnes & Thornburg LLP,

11 South Meridian Street, Indianapolis, IN 46204

[Signature Page to Seventy-Third Supplemental Indenture]

EXHIBIT A

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee
311 South Wacker Drive
Suite 6200B, Floor 62
Mailbox #44
Chicago, Illinois 60606
Attention: Corporate Trust Administration

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re:	Indianapolis Power & Light Company
First Mortgage Bonds, 5.050% Series, Due 2035 (the “Bonds”)
Issued under the Seventy-Third Supplemental Indenture to the
Mortgage and Deed of Trust dated as of May 1, 1940
(as supplemented and amended) (the “Mortgage”)

Ladies and Gentleman:

We are the beneficial owner of $_________ principal amount of Bonds issued under the Mortgage and represented by a Temporary Offshore Global Bond (as defined in the Mortgage).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

□	A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

□	B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended), that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To: The Bank of New York Mellon Trust Company, N.A.,

as Trustee

311 South Wacker Drive

Suite 6200B, Floor 62

Mailbox #44

Chicago, Illinois 60606

Attention:  Corporate Trust Administration

Re:       Indianapolis Power & Light Company

First Mortgage Bonds, 5.050% Series, Due 2035 (the “Bonds”)

Issued under the Seventy-Third Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the “Mortgage”)

Ladies and Gentleman:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Bonds represented by a Temporary Offshore Global Bond issued under the above-referenced Mortgage, that as of the date hereof, $________ principal amount of Bonds represented by the Temporary Offshore Global Bond being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Bond excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Bond submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as
operator of the Euroclear System]
OR
[CLEARSTREAM BANKING SA]

By:
Name:
Title:
Address:

Date:

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE MORTGAGE.

EXHIBIT C

REGULATION S CERTIFICATE

______________, ____

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

311 South Wacker Drive

Suite 6200B, Floor 62

Mailbox #44

Chicago, Illinois 60606

Attention:  Corporate Trust Administration

Re:	Indianapolis Power & Light Company
First Mortgage Bonds, 5.050% Series, Due 2035 (the “Bonds”)
Issued under the Seventy-Third Supplemental Indenture to the
Mortgage and Deed of Trust dated as of May 1, 1940
(as supplemented and amended) (the “Mortgage”)

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□	A. This Certificate relates to our proposed transfer of $_____ principal amount of Bonds issued under the Mortgage. We hereby certify as follows:

1.	The offer and sale of the Bonds was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds.

4.	The proposed transfer of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds, and the proposed transfer takes place during the Restricted Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Mortgage), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

□	B. This Certificate relates to our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Bonds was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3.	The proposed exchange of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT D

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE), SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (V) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

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EXHIBIT E

RULE 144A CERTIFICATE

______________, ____

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

311 South Wacker Drive

Suite 6200B, Floor 62

Mailbox #44

Chicago, Illinois 60606

Attention:  Corporate Trust Administration

Re:	Indianapolis Power & Light Company
First Mortgage Bonds, 5.050% Series, Due 2035 (the “Bonds”)
Issued under the Seventy-Third Supplemental Indenture to the
Mortgage and Deed of Trust dated as of May 1, 1940
(as supplemented and amended) (the “Mortgage”)

Ladies and Gentleman:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□	A. Our proposed purchase of $________ principal amount of Bonds issued under the Mortgage.

□	B. Our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are

E-2

acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR
TRANSFERS) OR OWNER (FOR
EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

TEMPORARY OFFSHORE  DTC  LEGEND

THIS BOND IS A TEMPORARY GLOBAL BOND. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN A NON-U.S. PERSON. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.